Exhibit 99.2

August 4, 2020

Fellow Shareholders:

In our ongoing efforts to deliver transparency for investors, especially during these turbulent times, we pre-announced our preliminary headline financial results a few weeks ago on July 16. Today, our formal results landed squarely within those revised ranges and substantially better than our original second quarter guidance provided in early May. Because today's results should not surprise anyone, we'll use this opportunity to provide deeper context for our second quarter performance, as well as a broader update on our financing activity over the last couple weeks and where we believe we're headed.

At a high-level, we're incredibly proud of the quarter's results. While some of our businesses have been temporarily impaired by the pandemic and subsequent economic fallout, we believe our results speak to the durability of our business, the efficacy of our model and our relative competitive position. The diversification we've achieved over the last several years not only provides multiple revenue streams subject to varying macroeconomic conditions, but more importantly, facilitates multiple touch points with consumers and enables us to build a more comprehensive marketplace. The flexibility of our model and highly variable cost structure were on full display in Q2 as Variable Marketing Margin (VMM) as a percent of revenue improved a remarkable 10 points, from 35% in Q1 to 45% in Q2. And, we believe, our differentiated offerings for our partners enabled us to retain greater participation than many of our direct competitors during this period of dislocation, especially in our mortgage business where we've long been a market leader.

Our balance sheet is incredibly solid as we completed a number of transactions over the last couple weeks that position us to remain on the offensive. We're well-capitalized, we've greatly reduced our near-term debt maturities and other pending liabilities, and we continue to generate significant cash flow.

While our business has not been immune to effects of the current environment, it has certainly proven resilient. We believe times like these tend to separate the leaders from the pack, and we're confident that our market-leading position should enable to us to reap the benefits of an accelerating digital transformation in consumer finance.

Our second quarter 2020 results are summarized below, followed by a discussion of key business highlights and financial position.

Q2.2020	1

SUMMARY CONSOLIDATED FINANCIALS
(millions, except per share amounts)	2019			2020		Y/Y
	Q2	Q3	Q4	Q1	Q2	% Change

Total revenue	$278.4	$310.6	$255.2	$283.1	$184.3	(34)%

Income (loss) before income taxes	$7.3	$26.4	$4.5	$15.9	$(12.5)	(271)%
Income tax benefit (expense)	$5.7	$(1.9)	$(3.1)	$3.1	3.9	(32)%
Net income (loss) from continuing operations	$13.0	$24.5	$1.5	$19.0	$(8.6)	(166)%
Net income (loss) from continuing operations % of revenue	5%	8%	1%	7%	(5)%

Income (loss) per share from continuing operations
Basic	$1.01	$1.90	$0.11	$1.46	$(0.66)	(165)%
Diluted	$0.87	$1.67	$0.10	$1.34	$(0.66)	(176)%

Variable marketing margin
Total revenue	$278.4	$310.6	$255.2	$283.1	$184.3	(34)%
Variable marketing expense (1) (2)	$(184.6)	$(195.0)	$(161.4)	$(184.9)	$(101.8)	(45)%
Variable marketing margin (2)	$93.8	$115.6	$93.8	$98.2	$82.5	(12)%
Variable marketing margin % of revenue (2)	34%	37%	37%	35%	45%

Adjusted EBITDA (2)	$46.3	$63.0	$45.9	$44.9	$30.8	(33)%
Adjusted EBITDA % of revenue (2)	17%	20%	18%	16%	17%

Adjusted net income (2)	$17.6	$32.9	$16.3	$17.1	$6.4	(64)%

Adjusted net income per share (2)	$1.18	$2.25	$1.12	$1.20	$0.46	(61)%

(1)
Represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses. Also includes the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties. Excludes overhead, fixed costs and personnel-related expenses.

(2)
Variable marketing expense, variable marketing margin, variable marketing margin % of revenue, adjusted EBITDA, adjusted EBITDA % of revenue, adjusted net income and adjusted net income per share are non-GAAP measures. Please see "LendingTree's Reconciliation of Non-GAAP Measures to GAAP" and "LendingTree's Principles of Financial Reporting" below for more information.

Q2.2020	2

Q2 2020 CONSOLIDATED RESULTS

The second quarter's results came in mostly as expected, with one notable exception. Within Home, our mortgage business performed exceedingly well, thanks to the deep lender relationships we've built and the nimbleness of our model to capitalize on surging refinance activity.

While we experienced modest revenue declines compared to the preceding quarter in Home and Insurance, and more precipitous declines in Consumer, our model once again proved its durability as margins improved substantially across all three segments. While total revenue declined 35% Q/Q, VMM jumped to 45% of revenue compared to 35% in Q1, and we were able to minimize the corresponding Q/Q decline in VMM to just 16%.

Adjusted EBITDA of $30.8 million exceeded the mid-point of our prior guidance by more than $15 million. This wide outperformance was primarily driven by the improved margin profile noted above, but is also a reflection of our discipline in managing expenses aside from marketing costs. While we're fortunate and proud of the fact that we've not been forced to undergo layoffs or furloughs, we have responsibly adjusted our hiring plans to accommodate the environment we're in.

GAAP net loss from continuing operations of $8.6 million was adversely impacted by a $9.2 million charge primarily reflecting an increase in the carrying value of contingent consideration associated with the QuoteWizard earn out as trends in our Insurance segment have improved.

And lastly, we recorded a $21.1 million loss from discontinued operations which partially reflects a settlement agreement in a long-standing legal matter associated with our discontinued subsidiary, Home Loan Center.

Q2.2020	3

SEGMENT RESULTS

(millions)	2019			2020		Y/Y
	Q2	Q3	Q4	Q1	Q2	% Change
Home (1)
Revenue	$71.8	$77.3	$65.5	$79.2	$74.1	3%
Segment profit	$24.2	$28.1	$26.9	$35.9	$38.7	60%
Segment profit % of revenue	34%	36%	41%	45%	52%

Consumer (2)
Revenue	$129.0	$151.9	$113.4	$119.9	$37.1	(71)%
Segment profit	$50.8	$65.2	$43.3	$43.1	$19.4	(62)%
Segment profit % of revenue	39%	43%	38%	36%	52%

Insurance (3)
Revenue	$71.9	$74.8	$70.9	$82.7	$72.9	1%
Segment profit	$28.8	$30.0	$28.0	$30.5	$30.1	5%
Segment profit % of revenue	40%	40%	39%	37%	41%

Other Category (4)
Revenue	$5.8	$6.6	$5.4	$1.2	$0.2	(97)%
Profit (loss)	$0.3	$0.4	$(0.1)	$(0.3)	$0.1	(67)%

Total
Revenue	$278.4	$310.6	$255.2	$283.1	$184.3	(34)%
Segment profit	$104.1	$123.7	$98.1	$109.2	$88.3	(15)%
Segment profit % of revenue	37%	40%	38%	39%	48%

Brand marketing expense (5)	$(10.3)	$(8.1)	$(4.2)	$(11.0)	$(5.8)	(44)%

Variable marketing margin	$93.8	$115.6	$93.8	$98.2	$82.5	(12)%
Variable marketing margin % of revenue	34%	37%	37%	35%	45%

(1)	The Home segment includes the following products: purchase mortgage, refinance mortgage, home equity loans and lines of credit, reverse mortgage loans, and real estate.
(2)
The Consumer segment includes the following products: credit cards, personal loans, small business loans, student loans, auto loans, deposit accounts, and other credit products such as credit repair and debt settlement.

(3)	The Insurance segment consists of insurance quote products.
(4)
The Other category primarily includes revenue from the resale of online advertising space to third parties and revenue from home improvement referrals, and the related variable marketing and advertising expenses.

(5)
Brand marketing expense represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses that are not assignable to the segments' products. This measure excludes overhead, fixed costs and personnel-related expenses.

Q2.2020	4

HOME

As previously mentioned, the Home segment continued its strong performance from Q1, exceeding our internal expectations. While segment revenue of $74.1 million grew 3% Y/Y, more impressive is segment profit which grew 60% to $38.7 million, a record-high. Within Home, mortgage products revenue of $66.6 million grew 22% Y/Y led by refinance activity.

As discussed last quarter, while historically-low interest rates are certainly helping fuel interest in refinancing among borrowers, we believe the recent success of our mortgage business is also due to recent product innovations, the strength of our lender relationships, and our relative competitive position during what has been a volatile time for many mortgage lenders.

According to estimates from the Mortgage Bankers Association, industry-wide mortgage origination volume in the second quarter was up 85% Y/Y while refinance volume was up nearly four-fold at $580 billion. While on the surface, that may suggest an obvious boon for our business, that's not necessarily been the case historically.

We've made a concerted effort with investors to explain the notion of "capacity" within our mortgage business. That is, the notion that mortgage, relative to our businesses, is complicated by the element of human involvement. As interest rates and corresponding consumer demand for mortgages fluctuate, often suddenly, the relative staffing levels at many mortgage lenders can take time to adjust and that imbalance can affect a given lender's appetite for the incremental marketing services we provide. Historically, in times like we're seeing now, sharply declining rates and surging consumer interest, lenders have become inundated with more organic volume than they can reasonably process and their demand for our services diminishes for a period of time.

While that dynamic has remained very relevant for us in the second quarter, our improved ability to withstand it is evident. We've developed differentiated offerings and price points for lenders to better serve a wider array of lenders' particular desires.

And our business has clearly benefited on the cost side of the equation. With heightened interest in refinancing and home-buying activity, our marketing team has managed to meet our partners' needs in an optimized and cost-efficient way.

CONSUMER

As discussed last quarter, we expected 60-80% reductions in lender demand across the three key businesses within our Consumer segment. As expected, Consumer revenue of $37.1 million in the quarter was down 71% Y/Y.

The biggest challenge facing many of our partners, and in turn our own business, is a lack of visibility into the true health of consumer balance sheets. Credit performance across consumer lenders of varying shapes and sizes has seemingly fared better than expected, and unemployment has begun to improve after peaking at nearly 15% in April. But questions remain as to the impact on these trends from government stimulus, forbearance and deferment programs offered by the lenders, and ultimately, our country's ability to re-open safely.

Q2.2020	5

In conversations with card issuers and personal lenders, it's clear that the appetite for risk is temporarily diminished until we see further evidence of economic stabilization. That said, we do believe the revenue opportunity in our Consumer businesses has bottomed as many lenders who initially paused entirely are beginning to return to the platform. In most cases, those lenders are returning to reach narrower swaths of consumers with much stricter credit standards, smaller budgets, and less aggressive bids. But it is encouraging to see the resumption of activity.

Many of the same trends hold true in our small business offering. With many small businesses struggling, we're seeing lenders gradually return to our platform with strict verification standards and much sharper focus on certain industries and geographies.

So while we believe the worst is behind us, the speed of recovery remains unclear. Our team has navigated this period incredibly well by swiftly optimizing marketing campaigns to preserve positive margins. We remain in constant dialogue with our partners, and we're doing everything we can to position ourselves as a partner of choice when the economy begins to normalize.

INSURANCE

In our discussion on Insurance last quarter, we noted a slowdown in consumers searching for auto insurance which we attributed to slumping car sales amid the pandemic. While those trends have steadily begun to recover since early April, reduced search engine traffic has continued to present a modest headwind to achieving the levels of growth in Insurance that we've historically enjoyed. Our Insurance team has taken on several initiatives to combat these trends. We've seen demonstrable traffic growth through several non-search channels, and the agent portion of our business is achieving record-highs as agents find increasing value in our services in a remote work environment.

Aside from auto, which still represents ~80% of total Insurance revenue, we continue to be encouraged by the progress in both the home and health categories. In aggregate, the trends in our Insurance business continued to improve throughout the second quarter and into July, and we're confident that growth will re-accelerate in the second half of the year. Insurance remains a massive category with plenty of runway for growth and the industry continues to move increasingly digital.

My LENDINGTREE

My LendingTree remains integral in our ongoing efforts to build the most comprehensive and engaging financial home for consumers. We spoke last fall about the launch of a redesigned interface in our mobile application that expands the value proposition for users by enabling them to track monthly cash flows and assess their financial futures in addition to providing free credit scores and loan savings recommendations. In the second quarter, we rolled out that new user interface to all My LendingTree users by extending those capabilities to the web-based experience. This is a critical milestone in setting the foundation for the evolution of the platform as we look to grow our offerings on the asset side of consumers' balance sheets and drive increasingly personalized and targeted recommendations for our users. Additionally, the integration of insurance functionality into the platform continues to improve and is showing early signs of significant monetization potential.

Q2.2020	6

As for KPIs in the quarter, new user acquisition slowed modestly and the revenue contribution from My LendingTree declined due to the softness in our personal loans and credit card businesses. As we market less aggressively in those categories, we have fewer opportunities to convert new My LendingTree users. And with the drastic cuts in demand from our lenders in those products (two of our most natural recommendation opportunities), our ability to monetize the existing user base is challenged. Still, we added more than 500 thousand new users during the quarter and continue to enhance the functionality and comprehensiveness of the product.

(millions)	2019			2020		Y/Y
My LendingTree	Q2	Q3	Q4	Q1	Q2	% Change

Cumulative Sign-ups (at quarter-end)	12.1	13.1	13.8	14.7	15.2	26%

Revenue Contribution	$20.2	$23.0	$20.2	$18.7	$9.1	(55)%
% of total revenue	7.3%	7.4%	7.9%	6.6%	4.9%

BALANCE SHEET & CASH FLOW

In Q2, we generated more than $50 million of cash and ended the quarter with $101.8 million in cash on hand. Subsequent to that, the company issued $575 million of 2025 Convertible Senior Notes with portions of the proceeds used to repurchase $130 million in principal of existing $300 million 2022 Convertible Senior Notes, purchase a +100% call spread on the new bonds, and pay down existing borrowings under our Senior Secured Revolving Credit Facility. The financing enabled us to accomplish several goals including liability management, dilution mitigation, and bolstering our cash & liquidity position.

Additionally in July, we made separate payments of $26.5 million and $36 million as part of settlement agreements in a long-standing litigation matter surrounding our discontinued subsidiary, Home Loan Center. We're happy to have that matter largely behind us.

Having addressed each of the topics above, we now carry nearly $200 million of cash, have eliminated a substantial sum of near-term liabilities, continue to generate positive cash flow, and are incredibly well-positioned to continue to invest in the business.

FINANCIAL OUTLOOK*

As a reminder, we have withdrawn full-year 2020 guidance due to uncertainty about the economic environment. Today we're issuing an outlook for the third quarter 2020. Our assumptions reflect current trends and assume little to no macroeconomic recovery in the third quarter.

Q3 2020 Outlook:

▪	Revenue: $200 - $215 million

▪	Variable Marketing Margin: $72 - $80 million

▪	Adjusted EBITDA: $16 - $21 million

Q2.2020	7

*LendingTree is not able to provide a reconciliation of projected variable marketing margin or adjusted EBITDA to the most directly comparable expected GAAP results due to the unknown effect, timing and potential significance of the effects of legal matters, tax considerations, and income and expense from changes in fair value of contingent consideration from acquisitions. Expenses associated with legal matters, tax consequences, and income and expense from changes in fair value of contingent consideration from acquisitions have in the past, and may in the future, significantly affect GAAP results in a particular period.

CONCLUSION

In closing, we are very pleased with our second quarter results and our ability to execute against this challenging backdrop. As shareholders, we remain acutely focused on positioning the business for long-term value creation. We want to use our relative competitive - and financial - position to drive the company forward and we are taking the necessary steps to continue to do just that.

Thank you for your continued support.

Sincerely,

Doug Lebda
Chairman & CEO

J.D. Moriarty
CFO

LendingTree, Inc.

Investor Relations: Trent Ziegler trent.ziegler@lendingtree.com 704.943.8294	Media Relations: Megan Greuling megan.greuling@lendingtree.com 704.943.8208

Q2.2020	8

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in thousands, except per share amounts)
Revenue	$184,326	$278,421	$467,410	$540,811
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below) (1)	13,464	16,310	27,716	33,980
Selling and marketing expense (1)	113,921	191,629	309,459	366,520
General and administrative expense (1)	28,489	27,951	60,571	59,068
Product development (1)	10,812	10,175	21,775	20,341
Depreciation	3,550	2,559	6,928	5,041
Amortization of intangibles	13,756	14,280	27,513	27,707
Change in fair value of contingent consideration	9,175	2,790	1,053	17,382
Severance	32	403	190	457
Litigation settlements and contingencies	(1,325)	8	(996)	(199)
Total costs and expenses	191,874	266,105	454,209	530,297
Operating (loss) income	(7,548)	12,316	13,201	10,514
Other (expense) income, net:
Interest expense, net	(4,955)	(5,095)	(9,789)	(10,563)
Other income	7	71	7	139
(Loss) income before income taxes	(12,496)	7,292	3,419	90
Income tax benefit	3,880	5,689	6,941	13,441
Net (loss) income from continuing operations	(8,616)	12,981	10,360	13,531
Loss from discontinued operations, net of tax	(21,141)	(763)	(25,716)	(1,825)
Net (loss) income and comprehensive (loss) income	$(29,757)	$12,218	$(15,356)	$11,706

Weighted average shares outstanding:
Basic	12,984	12,805	12,971	12,762
Diluted	12,984	14,908	13,954	14,622
(Loss) income per share from continuing operations:
Basic	$(0.66)	$1.01	$0.80	$1.06
Diluted	$(0.66)	$0.87	$0.74	$0.93
Loss per share from discontinued operations:
Basic	$(1.63)	$(0.06)	$(1.98)	$(0.14)
Diluted	$(1.63)	$(0.05)	$(1.84)	$(0.12)
Net (loss) income per share:
Basic	$(2.29)	$0.95	$(1.18)	$0.92
Diluted	$(2.29)	$0.82	$(1.10)	$0.80

(1) Amounts include non-cash compensation, as follows:
Cost of revenue	$333	$197	$575	$350
Selling and marketing expense	1,597	2,283	2,753	4,032
General and administrative expense	9,729	11,686	18,852	21,907
Product development	1,499	1,816	2,895	3,746

Q2.2020	9

LENDINGTREE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2020	December 31, 2019
	(in thousands, except par value and share amounts)
ASSETS:
Cash and cash equivalents	$101,764	$60,243
Restricted cash and cash equivalents	94	96
Accounts receivable, net	77,037	113,487
Prepaid and other current assets	25,654	15,516
Current assets of discontinued operations	84	84
Total current assets	204,633	189,426
Property and equipment, net	34,735	31,363
Operating lease right-of-use assets	87,892	25,519
Goodwill	420,139	420,139
Intangible assets, net	154,067	181,580
Deferred income tax assets	84,160	87,664
Equity investment	80,000	—
Other non-current assets	5,192	4,330
Non-current assets of discontinued operations	16,759	7,948
Total assets	$1,087,577	$947,969

LIABILITIES:
Revolving credit facility	$130,000	$75,000
Accounts payable, trade	8,792	2,873
Accrued expenses and other current liabilities	88,569	112,755
Current contingent consideration	19,029	9,028
Current liabilities of discontinued operations	63,006	31,050
Total current liabilities	309,396	230,706
Long-term debt	271,378	264,391
Operating lease liabilities	86,649	21,358
Non-current contingent consideration	9,488	24,436
Other non-current liabilities	4,689	4,752
Total liabilities	681,600	545,643

SHAREHOLDERS' EQUITY:
Preferred stock $.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock $.01 par value; 50,000,000 shares authorized; 15,730,643 and 15,676,819 shares issued, respectively, and 13,089,325 and 13,035,501 shares outstanding, respectively	157	157
Additional paid-in capital	1,196,990	1,177,984
Accumulated deficit	(608,009)	(592,654)
Treasury stock; 2,641,318 shares	(183,161)	(183,161)
Total shareholders' equity	405,977	402,326
Total liabilities and shareholders' equity	$1,087,577	$947,969

Q2.2020	10

LENDINGTREE, INC. AND SUBSIDIARIES
 CONSOLIDATED STATEMENTS OF CASH FLOWS
 (Unaudited)

	Six Months Ended June 30,
	2020	2019
	(in thousands)
Cash flows from operating activities attributable to continuing operations:
Net (loss) income and comprehensive (loss) income	$(15,356)	$11,706
Less: Loss from discontinued operations, net of tax	25,716	1,825
Income from continuing operations	10,360	13,531
Adjustments to reconcile income from continuing operations to net cash provided by operating activities attributable to continuing operations:
Loss (gain) on impairments and disposal of assets	552	(1,729)
Amortization of intangibles	27,513	27,707
Depreciation	6,928	5,041
Non-cash compensation expense	25,075	30,035
Deferred income taxes	(7,000)	(13,624)
Change in fair value of contingent consideration	1,053	17,382
Bad debt expense	949	1,282
Amortization of debt issuance costs	1,158	970
Amortization of convertible debt discount	6,250	5,929
Reduction in carrying amount of ROU asset, offset by change in operating lease liabilities	1,956	184
Changes in current assets and liabilities:
Accounts receivable	35,501	(48,396)
Prepaid and other current assets	1,369	(190)
Accounts payable, accrued expenses and other current liabilities	(19,134)	28,105
Current contingent consideration	(2,670)	(3,000)
Income taxes receivable	63	4,388
Other, net	(2,007)	260
Net cash provided by operating activities attributable to continuing operations	87,916	67,875
Cash flows from investing activities attributable to continuing operations:
Capital expenditures	(9,108)	(9,769)
Proceeds from sale of fixed assets	—	24,062
Equity investment	(80,000)	—
Acquisition of ValuePenguin, net of cash acquired	—	(105,578)
Acquisition of QuoteWizard, net of cash acquired	—	447
Net cash used in investing activities attributable to continuing operations	(89,108)	(90,838)
Cash flows from financing activities attributable to continuing operations:
Payments related to net-share settlement of stock-based compensation, net of proceeds from exercise of stock options	(6,068)	(7,646)
Contingent consideration payments	(3,330)	(3,000)
Net proceeds from (repayment of) revolving credit facility	55,000	(10,000)
Payment of debt issuance costs	(306)	(31)
Purchase of treasury stock	—	(3,976)
Other financing activities	(14)	—
Net cash provided by (used in) financing activities attributable to continuing operations	45,282	(24,653)
Total cash provided by (used in) continuing operations	44,090	(47,616)
Discontinued operations:
Net cash used in operating activities attributable to discontinued operations	(2,571)	(6,152)
Total cash used in discontinued operations	(2,571)	(6,152)
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	41,519	(53,768)
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	60,339	105,158
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$101,858	$51,390

Non-cash investing activities:
Capital additions from tenant improvement allowance	$—	$1,111

Q2.2020	11

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Expense

Below is a reconciliation of selling and marketing expense to variable marketing expense. See "Lending Tree's Principles of Financial Reporting" for further discussion of the Company's use of this non-GAAP measure.

	Three Months Ended
	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020
	(in thousands)
Selling and marketing expense	$191,629	$200,818	$167,842	$195,538	$113,921
Non-variable selling and marketing expense (1)	(12,079)	(11,580)	(11,036)	(11,772)	(12,091)
Cost of advertising re-sold to third parties (2)	5,053	5,809	4,557	1,086	—
Variable marketing expense	$184,603	$195,047	$161,363	$184,852	$101,830

(1)
Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

(2)	Represents the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties. Excludes overhead, fixed costs, and personnel-related expenses.

Q2.2020	12

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Margin

Below is a reconciliation of net income (loss) from continuing operations to variable marketing margin and net income (loss) from continuing operations % of revenue to variable marketing margin % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020
	(in thousands, except percentages)
Net income (loss) from continuing operations	$12,981	$24,463	$1,466	$18,976	$(8,616)
Net income (loss) from continuing operations % of revenue	5%	8%	1%	7%	(5)%

Adjustments to reconcile to variable marketing margin:
Cost of revenue	16,310	17,671	16,728	14,252	13,464
Cost of advertising re-sold to third parties (1)	(5,053)	(5,809)	(4,557)	(1,086)	—
Non-variable selling and marketing expense (2)	12,079	11,580	11,036	11,772	12,091
General and administrative expense	27,951	30,323	27,456	32,082	28,489
Product development	10,175	10,200	9,412	10,963	10,812
Depreciation	2,559	2,696	3,261	3,378	3,550
Amortization of intangibles	14,280	13,778	13,756	13,757	13,756
Change in fair value of contingent consideration	2,790	3,839	7,181	(8,122)	9,175
Severance	403	179	390	158	32
Litigation settlements and contingencies	8	(92)	140	329	(1,325)
Interest expense, net	5,095	4,845	4,863	4,834	4,955
Other income	(71)	(4)	(381)	—	(7)
Income tax (benefit) expense	(5,689)	1,889	3,073	(3,061)	(3,880)
Variable marketing margin	$93,818	$115,558	$93,824	$98,232	$82,496
Variable marketing margin % of revenue	34%	37%	37%	35%	45%

(1)	Represents the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties. Excludes overhead, fixed costs, and personnel-related expenses.
(2)
Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

Q2.2020	13

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Adjusted EBITDA

Below is a reconciliation of net income (loss) from continuing operations to adjusted EBITDA and net income (loss) from continuing operations % of revenue to adjusted EBITDA % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020
	(in thousands, except percentages)
Net income (loss) from continuing operations	$12,981	$24,463	$1,466	$18,976	$(8,616)
Net income (loss) from continuing operations % of revenue	5%	8%	1%	7%	(5)%
Adjustments to reconcile to adjusted EBITDA:
Amortization of intangibles	14,280	13,778	13,756	13,757	13,756
Depreciation	2,559	2,696	3,261	3,378	3,550
Severance	403	179	390	158	32
(Gain) loss on impairments and disposal of assets	(2,196)	609	424	530	22
Non-cash compensation	15,982	10,797	11,335	11,917	13,158
Change in fair value of contingent consideration	2,790	3,839	7,181	(8,122)	9,175
Acquisition expense	60	18	14	2,180	20
Litigation settlements and contingencies	8	(92)	140	329	(1,325)
Interest expense, net	5,095	4,845	4,863	4,834	4,955
Income tax (benefit) expense	(5,689)	1,889	3,073	(3,061)	(3,880)
Adjusted EBITDA	$46,273	$63,021	$45,903	$44,876	$30,847
Adjusted EBITDA % of revenue	17%	20%	18%	16%	17%

Q2.2020	14

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Adjusted Net Income

Below is a reconciliation of net income (loss) from continuing operations to adjusted net income and net income (loss) per diluted share from continuing operations to adjusted net income per share. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020
	(in thousands, except per share amounts)
Net income (loss) from continuing operations	$12,981	$24,463	$1,466	$18,976	$(8,616)
Adjustments to reconcile to adjusted net income:
Non-cash compensation	15,982	10,797	11,335	11,917	13,158
(Gain) loss on impairments and disposal of assets	(2,196)	609	424	530	22
Acquisition expense	60	18	14	2,180	20
Change in fair value of contingent consideration	2,790	3,839	7,181	(8,122)	9,175
Severance	403	179	390	158	32
Litigation settlements and contingencies	8	(92)	140	329	(1,325)
Income tax benefit from adjusted items	(4,663)	(4,132)	(4,087)	(1,760)	(5,357)
Excess tax benefit from stock-based compensation	(7,723)	(2,816)	(516)	(1,054)	(753)
Income tax benefit from CARES Act	—	—	—	(6,104)	—
Adjusted net income	$17,642	$32,865	$16,347	$17,050	$6,356

Net income (loss) per diluted share from continuing operations	$0.87	$1.67	$0.10	$1.34	$(0.66)
Adjustments to reconcile net income (loss) from continuing operations to adjusted net income	0.31	0.58	1.02	(0.14)	1.15
Adjustments to reconcile effect of dilutive securities	—	—	—	—	(0.03)
Adjusted net income per share	$1.18	$2.25	$1.12	$1.20	$0.46

Adjusted weighted average diluted shares outstanding	14,908	14,632	14,580	14,158	13,814
Effect of dilutive securities	—	—	—	—	830
Weighted average diluted shares outstanding	14,908	14,632	14,580	14,158	12,984
Effect of dilutive securities	2,103	1,742	1,659	1,201	—
Weighted average basic shares outstanding	12,805	12,890	12,921	12,957	12,984

Q2.2020	15

LENDINGTREE’S PRINCIPLES OF FINANCIAL REPORTING

LendingTree reports the following non-GAAP measures as supplemental to GAAP:

•	Variable marketing margin, including variable marketing expense

•	Variable marketing margin % of revenue

•	Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for certain items discussed below ("Adjusted EBITDA")

•	Adjusted EBITDA % of revenue

•	Adjusted net income

•	Adjusted net income per share

Variable marketing margin is a measure of the efficiency of the Company’s operating model, measuring revenue after subtracting variable marketing and advertising costs that directly influence revenue. The Company’s operating model is highly sensitive to the amount and efficiency of variable marketing expenditures, and the Company’s proprietary systems are able to make rapidly changing decisions concerning the deployment of variable marketing expenditures (primarily but not exclusively online and mobile advertising placement) based on proprietary and sophisticated analytics. Variable marketing margin and variable marketing margin % of revenue are primary metrics by which the Company measures the effectiveness of its marketing efforts.

Adjusted EBITDA and adjusted EBITDA % of revenue are primary metrics by which LendingTree evaluates the operating performance of its businesses, on which its marketing expenditures and internal budgets are based and, in the case of adjusted EBITDA, by which management and many employees are compensated.

Adjusted net income and adjusted net income per share supplement GAAP income from continuing operations and GAAP income per diluted share from continuing operations by enabling investors to make period to period comparisons of those components of the nearest comparable GAAP measures that management believes better reflect the underlying financial performance of the Company’s business operations during particular financial reporting periods. Adjusted net income and adjusted net income per share exclude certain amounts, such as non-cash compensation, non-cash asset impairment charges, gain/loss on disposal of assets, severance, litigation settlements and contingencies, acquisition and disposition income or expenses including with respect to changes in fair value of contingent consideration, one-time items which are recognized and recorded under GAAP in particular periods but which might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded, the effects to income taxes of the aforementioned adjustments and any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09. LendingTree believes that adjusted net income and adjusted net income per share are useful financial indicators that provide a different view of the financial performance of the Company than adjusted EBITDA (the primary metric by which LendingTree evaluates the operating performance of its businesses) and the GAAP measures of net income from continuing operations and GAAP income per diluted share from continuing operations.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. LendingTree provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measures set forth above.

Q2.2020	16

Definition of LendingTree's Non-GAAP Measures

Variable marketing margin is defined as revenue less variable marketing expense. Variable marketing expense is defined as the expense attributable to variable costs paid for advertising, direct marketing and related expenses, including the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties, and excluding overhead, fixed costs and personnel-related expenses. The majority of these variable advertising costs are expressly intended to drive traffic to our websites and these variable advertising costs are included in selling and marketing expense on the company's consolidated statements of operations and consolidated income. When advertising inventory is re-sold to third parties, the proceeds of such transactions are included in revenue for the purposes of calculating variable marketing margin, and the costs of such re-sold advertising are included in cost of revenue in the company's consolidated statements of operations and consolidated income and are included in variable marketing expense for purposes of calculating variable marketing margin.

EBITDA is defined as net income from continuing operations excluding interest, income taxes, amortization of intangibles and depreciation.

Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) restructuring and severance expenses, (5) litigation settlements and contingencies, (6) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), and (7) one-time items.

Adjusted net income is defined as net income (loss) from continuing operations excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) restructuring and severance expenses, (5) litigation settlements and contingencies, (6) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), (7) one-time items, (8) the effects to income taxes of the aforementioned adjustments, and (9) any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09.

Adjusted net income per share is defined as adjusted net income divided by the adjusted weighted average diluted shares outstanding. For periods which the Company reports GAAP loss from continuing operations, the effects of potentially dilutive securities are excluded from the calculation of net loss per diluted share from continuing operations because their inclusion would have been anti-dilutive. In periods where the Company reports GAAP loss from continuing operations but reports positive non-GAAP adjusted net income, the effects of potentially dilutive securities are included in the denominator for calculating adjusted net income per share.

LendingTree endeavors to compensate for the limitations of these non-GAAP measures by also providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

One-Time Items

Adjusted EBITDA and adjusted net income are adjusted for one-time items, if applicable. Items are considered one-time in nature if they are non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. For the periods presented in this report, there are no adjustments for one-time items, except for the $6.1 million income tax benefit from the CARES Act in Q1 2020.

Q2.2020	17

Non-Cash Expenses That Are Excluded From LendingTree's Adjusted EBITDA and Adjusted Net Income

Non-cash compensation expense consists principally of expense associated with the grants of restricted stock, restricted stock units and stock options. These expenses are not paid in cash and LendingTree includes the related shares in its calculations of fully diluted shares outstanding. Upon settlement of restricted stock units, exercise of certain stock options or vesting of restricted stock awards, the awards may be settled on a net basis, with LendingTree remitting the required tax withholding amounts from its current funds. Cash expenditures for employer payroll taxes on non-cash compensation are included within adjusted EBITDA and adjusted net income.

Amortization of intangibles are non-cash expenses relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as purchase agreements, technology and customer relationships, are valued and amortized over their estimated lives. Amortization of intangibles are only excluded from adjusted EBITDA.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations or anticipations of LendingTree and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: uncertainty regarding the duration and scope of the coronavirus referred to as COVID-19 pandemic; actions governments and businesses take in response to the pandemic, including actions that could affect levels of advertising activity; the impact of the pandemic and actions taken in response to the pandemic on national and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates; default rates on loans, particularly unsecured loans; demand by investors for unsecured personal loans; the effect of such demand on interest rates for personal loans and consumer demand for personal loans; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network lenders, including dependence on certain key network lenders; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain consumers in a cost-effective manner; the effects of potential acquisitions of other businesses, including the ability to integrate them successfully with LendingTree’s existing operations; accounting rules related to contingent consideration and excess tax benefits or expenses on stock-based compensation that could materially affect earnings in future periods; ability to develop new products and services and enhance existing ones; competition; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network lenders or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2019, in our Form 10-Q for the period ended March 31, 2020, and in our other filings with the Securities and Exchange Commission. LendingTree undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

Q2.2020	18